                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                                      ----------



                                       FORM 8-K

                                    CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported)     December 23, 1997
                                                       ------------------------



                     APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                     -------------------------------------------
                (Exact name of registrant as specified in its charter)


            MARYLAND                      1-13232                84-1259577
-------------------------------         ------------         -------------------
(State or other jurisdiction of         (Commission           (I.R.S. Employer
 incorporation or organization)         File Number)         Identification No.)



1873 SOUTH BELLAIRE STREET, SUITE 1700 DENVER, CO                 80222-4348
-------------------------------------------------            -------------------
    (Address of principal executive offices)                      (Zip Code)



       Registrant's telephone number, including area code   (303) 757-8101
                                                          --------------------


                                    NOT APPLICABLE
           ---------------------------------------------------------------
            (Former Name or Former Address, if Changed Since Last Report)


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Item 5.  OTHER EVENTS



    On December 23, 1997, Apartment Investment and Management Company, a Maryland corporation ("AIMCO"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Ambassador Apartments, Inc., a Maryland corporation ("Ambassador") that has elected to be taxed as a real estate investment trust ("REIT"), pursuant to which Ambassador will be merged with and into AIMCO with AIMCO being the surviving corporation (the "Merger").
The Merger Agreement also provides that, unless otherwise agreed by the parties, Ambassador Apartments, L.P., the operating partnership of Ambassador, will be merged with and into AIMCO Properties, L.P., the operating partnership of AIMCO. In the Merger, the common stock, par value $0.01 per share, of Ambassador ("the Ambassador Common Stock") is valued at $21.00 par share. Holders of Ambassador Common Stock will receive for each share an amount of Class A Common Stock, par value $.01 per share, of AIMCO ("AIMCO Common Stock") equal to the "Conversion Ratio." The "Conversion Ratio" means the quotient determined by dividing $21.00 by the "AIMCO Index Price," which is the aggregate of the average of the high and low sales prices for AIMCO Common Stock on each of the twenty consecutive New York Stock Exchange ("NYSE") trading days ending on the fifth NYSE trading day immediately preceding the closing of the Merger, divided by 20. If the AIMCO Index Price is less than $36 (i.e., the Conversion Ratio is greater than 0.583), then AIMCO may elect to fix the Conversion Ratio at 0.583 and pay to each holder of Ambassador Common Stock cash sufficient to provide $21.00 in value for each share of Ambassador Common Stock. The Merger Agreement provides that Ambassador's outstanding preferred stock, par value $0.01 per share ("Ambassador Preferred"), shall be redeemed, subject to the right of holders of shares of Ambassador Preferred to convert such shares into Ambassador Common Stock. Ambassador has indicated that, as of December 20, 1997, 10,552,180 shares of Ambassador Common Stock were issued and outstanding (excluding options), not more than 2,319,000 shares of Ambassador Common Stock were reserved for issuance under various stock incentive plans, and 1,351,351 shares of Ambassador Preferred were issued and outstanding.

    Consummation of the Merger is subject to the affirmative vote of the holders of at least two-thirds of the shares of Ambassador Common Stock, the approval of all appropriate governmental and regulatory authorities and other customary conditions. A copy of the Merger Agreement is included as an exhibit to this report and incorporated herein by this reference.


                                          2

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Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)  Financial Statements of Business Acquired

          Not applicable.

(b)  Pro Forma Financial Information

          Not applicable.

(c)  Exhibits

          The following exhibits are filed with this report:

Exhibit
Number       Description
-------      -----------

 2.1 Agreement and Plan of Merger, dated as of December 23, 1997, by and between Apartment Investment and Management Company and Ambassador Apartments, Inc.

99.1 Press Release of Apartment Investment and Management Company and Ambassador Apartments, Inc., dated December 23, 1997

Exhibit
Number        Description
-------       -----------

 2.1 Agreement and Plan of Merger, dated as of December 23, 1997, by and between Apartment Investment and Management Company and Ambassador Apartments, Inc.

99.1 Press Release of Apartment Investment and Management Company and Ambassador Apartments, Inc., dated December 23, 1997.


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                                      SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   APARTMENT INVESTMENT AND
                                   MANAGEMENT COMPANY



Date:  January 9, 1998           By:    /s/ TROY D. BUTTS
                                      --------------------------------------
                                      Troy D. Butts
                                      Chief Financial Officer